Exhibit 99.1

Nutanix Reports Second Quarter Fiscal 2022 Financial Results

Reports 37% YoY ACV Billings Growth and 19% YoY Revenue Growth

Renewals Growth Helps Drive Record ACV Billings

SAN JOSE, Calif.--(BUSINESS WIRE)--March 2, 2022--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its second quarter ended January 31, 2022.

“Our second quarter reflected continued solid execution, demonstrating strong year-over-year top and bottom-line improvement,” said Rajiv Ramaswami, President and CEO of Nutanix. “We also see growing momentum towards adoption of hybrid multicloud models and believe the recent launch of our hybrid multicloud solution portfolio will strengthen our ability to deliver the solutions our customers need.”

“In our second quarter, we achieved record ACV billings, which grew 37% year-over-year, and saw 19% year-over-year revenue growth,” said Duston Williams, CFO of Nutanix. “We saw good execution on our building base of subscription renewals and generated positive free cash flow in the quarter - both reflections of continued progress on our subscription model.”

Second Quarter Fiscal 2022 Financial Summary

	Q2 FY’22	Q2 FY’21	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$217.9 million	$159.2 million	37%
Annual Recurring Revenue (ARR)[2]	$1.04 billion	$672.8 million	55%
Run-rate Annual Contract Value (ACV)[3]	$1.68 billion	$1.38 billion	21%
Average Contract Term[4]	3.1 years	3.4 years	(0.3) year
Revenue[5]	$413.1 million	$346.4 million	19%
GAAP Gross Margin	80.6%	79.5%	110 bps
Non-GAAP Gross Margin	83.8%	82.7%	110 bps
GAAP Operating Expenses	$427.5 million	$431.7 million	(1)%
Non-GAAP Operating Expenses	$347.3 million	$353.5 million	(2)%
Free Cash Flow	$17.2 million	$(28.5) million	$45.7 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Launched Simplified Product Portfolio: Nutanix announced the global availability of its simplified product portfolio, making it easier for customers to execute on their hybrid multicloud strategies and removing the complexity often associated with enabling a full range of hybrid cloud services across multiple environments.
  Appointed Gayle Sheppard to its Board of Directors: Nutanix announced that it added Gayle Sheppard to its board of directors, effective January 28, 2022. Ms. Sheppard currently serves as Corporate Vice President and Head of Global Expansion and Digital Transformation for Microsoft Cloud and AI, and brings deep cloud experience to Nutanix’s board of directors.
  Released Fourth Global Enterprise Cloud Index (ECI) report: Nutanix announced the findings of its fourth ECI survey and research report, which measures enterprise progress with cloud adoption. Feedback from 1,700 IT decision makers around the world revealed that multicloud deployments are on the rise, but that enterprises are also looking for simpler management across mixed-cloud infrastructures.
  Eliminated its Dual-Class Stock Structure: Nutanix announced that, effective January 3, 2022, all then outstanding shares of its Class B common stock were automatically converted into Class A common stock on a one-for-one basis, resulting in a single class of common stock with equal voting rights.
  Nutanix Files Recognized as a Leader and Outperformer in Industry Report: Nutanix Files was named a Leader and Outperformer in GigaOm’s Scale-Out File Systems Radar report.

Third Quarter Fiscal 2022 Outlook

ACV Billings	$195 - $200 million
Revenue	$395 - $400 million
Non-GAAP Gross Margin	Approximately 82%
Non-GAAP Operating Expenses	$365 - $370 million
Weighted Average Shares Outstanding	Approximately 222 million

Fiscal 2022 Outlook

ACV Billings	$760 - $765 million
Revenue	$1.625 - $1.630 billion
Non-GAAP Gross Margin	Approximately 82.5%
Non-GAAP Operating Expenses	$1.465 - $1.470 billion

Supplementary materials to this press release, including our second quarter fiscal 2022 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s second quarter fiscal 2022 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial 1-844-200-6205 from within the United States or +1 929-526-1599 from outside the United States. The access code is 542097. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-866-813-9403 or +44 204-525-0658, and entering the access code 528747.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. ACV Billings is the sum of New ACV Billings and Renewals ACV Billings.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Run-rate ACV, at the end of any period, is the sum of ACV for all contracts that are in effect as of the end of that period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, irrespective of the periods in which we would recognize revenue for such contract.

4Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

5Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, subscription revenue, subscription billings, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), Run-rate Annual Contract Value (or Run-rate ACV) and Average Contract Term. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment (recovery) of operating lease-related assets, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, loss on debt extinguishment, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Subscription revenue and subscription billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash provided by (used in) operating activities, respectively; subscription revenue is not a substitute for total revenue; and subscription billings is not a substitute for subscription revenue. There is no GAAP measure that is comparable to ACV Billings, ARR, Run-rate ACV, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, Run-rate ACV, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our third quarter fiscal 2022 outlook, our fiscal 2022 outlook, and our expectation that the recent launch of our hybrid multicloud solution portfolio will strengthen our ability to deliver the solutions our customers need); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical conditions; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021 filed with the SEC on December 2, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2022 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2021	January 31, 2022
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$285,723	$400,749
Short-term investments	928,006	891,026
Accounts receivable, net	180,781	159,938
Deferred commissions—current	110,935	109,607
Prepaid expenses and other current assets	56,816	60,404
Total current assets	1,562,261	1,621,724
Property and equipment, net	131,621	117,609
Operating lease right-of-use assets	105,903	91,519
Deferred commissions—non-current	232,485	247,144
Intangible assets, net	32,012	23,866
Goodwill	185,260	185,260
Other assets—non-current	27,954	28,468
Total assets	$2,277,496	$2,315,590
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,056	$46,900
Accrued compensation and benefits	162,337	149,989
Accrued expenses and other current liabilities	39,404	37,589
Deferred revenue—current	636,421	703,803
Operating lease liabilities—current	42,670	43,585
Convertible senior notes, net—current	—	145,160
Total current liabilities	927,888	1,127,026
Deferred revenue—non-current	676,502	683,068
Operating lease liabilities—non-current	86,599	66,016
Convertible senior notes, net	1,055,694	1,126,461
Derivative liability	500,175	—
Other liabilities—non-current	42,679	38,636
Total liabilities	3,289,537	3,041,207
Stockholders’ deficit:
Common stock	5	5
Additional paid-in capital	2,615,317	3,382,214
Accumulated other comprehensive income	(8)	(2,435)
Accumulated deficit	(3,627,355)	(4,105,401)
Total stockholders’ deficit	(1,012,041)	(725,617)
Total liabilities and stockholders’ deficit	$2,277,496	$2,315,590

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands, except per share data)
Revenue:
Product	$174,798	$209,151	$330,550	$389,256
Support, entitlements and other services	171,584	203,930	328,586	402,342
Total revenue	346,382	413,081	659,136	791,598
Cost of revenue:
Product (1)(2)	13,784	15,096	26,598	29,317
Support, entitlements and other services (1)	57,170	64,873	112,315	132,098
Total cost of revenue	70,954	79,969	138,913	161,415
Gross profit	275,428	333,112	520,223	630,183
Operating expenses:
Sales and marketing (1)(2)	261,071	241,633	518,361	491,666
Research and development (1)	135,571	141,608	271,375	285,874
General and administrative (1)	35,034	44,291	68,808	84,319
Total operating expenses	431,676	427,532	858,544	861,859
Loss from operations	(156,248)	(94,420)	(338,321)	(231,676)
Other expense, net	(126,001)	(15,332)	(204,733)	(293,881)
Loss before provision for income taxes	(282,249)	(109,752)	(543,054)	(525,557)
Provision for income taxes	5,141	5,309	9,384	9,356
Net loss	$(287,390)	$(115,061)	$(552,438)	$(534,913)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(1.42)	$(0.53)	$(2.72)	$(2.46)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	202,520	218,808	202,798	217,153
_______________________
(1)	Includes the following stock-based compensation expense:
	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$1,659	$1,948	$3,163	$3,699
Support, entitlements and other services cost of revenue	5,764	7,806	11,525	16,257
Sales and marketing	30,031	26,380	62,258	55,512
Research and development	36,058	35,763	73,945	74,242
General and administrative	10,942	16,148	22,761	28,882
Total stock-based compensation expense	$84,454	$88,045	$173,652	$178,592
(2)	Includes the following amortization of intangible assets:
	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$3,694	$3,368	$7,388	$6,844
Sales and marketing	651	651	1,302	1,302
Total amortization of intangible assets	$4,345	$4,019	$8,690	$8,146
(3)	Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended January 31,
	2021	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(552,438)	$(534,913)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	47,087	45,582
Stock-based compensation	173,652	178,592
Change in fair value of derivative liability	166,380	198,038
Loss on debt extinguishment	—	64,910
Amortization of debt discount and issuance costs	28,796	19,796
Operating lease cost, net of accretion	16,930	18,336
Impairment of lease-related assets	2,822	—
Non-cash interest expense	6,615	9,575
Other	4,354	5,156
Changes in operating assets and liabilities:
Accounts receivable, net	79,173	23,826
Deferred commissions	(67,677)	(13,332)
Prepaid expenses and other assets	(9,217)	(4,951)
Accounts payable	(2,602)	(2,391)
Accrued compensation and benefits	39,593	(19,496)
Accrued expenses and other liabilities	2,100	(3,371)
Operating leases, net	(16,523)	(23,619)
Deferred revenue	61,325	70,968
Net cash (used in) provided by operating activities	(19,630)	32,706
Cash flows from investing activities:
Maturities of investments	260,852	568,697
Purchases of investments	(859,576)	(556,148)
Sales of investments	2,999	17,999
Purchases of property and equipment	(25,168)	(17,390)
Net cash (used in) provided by investing activities	(620,893)	13,158
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	21,904	32,053
Payments of debt extinguishment costs	—	(14,709)
Proceeds from unwinding of convertible note hedges	—	39,880
Payments for unwinding of warrants	—	(18,390)
Proceeds from the issuance of convertible notes, net of issuance costs	723,617	89,128
Repurchases of common stock	(125,079)	(58,570)
Payment of finance lease obligations	—	(323)
Net cash provided by financing activities	620,442	69,069
Net (decrease) increase in cash, cash equivalents and restricted cash	$(20,080)	$114,933
Cash, cash equivalents and restricted cash—beginning of period	321,991	288,873
Cash, cash equivalents and restricted cash—end of period	$301,911	$403,806
Restricted cash (1)	3,210	3,057
Cash and cash equivalents—end of period	$298,701	$400,749
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$8,999	$12,084
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$7,621	$18,939
Finance lease liabilities arising from obtaining right-of-use assets	$1,960	$11,148
Convertible senior notes offering costs included in accrued liabilities	$—	$693
_______________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Total revenue	$346,382	$413,081	$659,136	$791,598
Change in deferred revenue	39,131	51,460	61,325	70,968
Total billings	$385,513	$464,541	$720,461	$862,566
Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$305,946	$374,744	$584,111	$712,645
Non-portable software revenue	21,661	14,542	41,704	28,879
Hardware revenue	1,321	1,753	2,050	3,916
Professional services revenue	17,454	22,042	31,271	46,158
Total revenue	$346,382	$413,081	$659,136	$791,598
Disaggregation of billings:
Subscription billings	$339,168	$427,404	$633,091	$786,727
Non-portable software billings	21,661	14,542	41,704	28,879
Hardware billings	1,321	1,753	2,050	3,916
Professional services billings	23,363	20,842	43,616	43,044
Total billings	$385,513	$464,541	$720,461	$862,566

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings, Annual Recurring Revenue and Run-rate Annual Contract Value
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$159,208	$217,850	$285,956	$390,487
Annual Recurring Revenue (ARR)	$672,822	$1,042,194	$672,822	$1,042,194
Run-rate Annual Contract Value (Run-rate ACV)	$1,384,823	$1,682,004	$1,384,823	$1,682,004
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Subscription revenue	$305,946	$374,744	$584,111	$712,645
Change in subscription deferred revenue	33,222	52,660	48,980	74,082
Subscription billings	$339,168	$427,404	$633,091	$786,727

Professional services revenue	$17,454	$22,042	$31,271	$46,158
Change in professional services deferred revenue	5,909	(1,200)	12,345	(3,114)
Professional services billings	$23,363	$20,842	$43,616	$43,044

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended January 31, 2022	(1)	(2)	(3)	(4)	(5)	Three Months Ended January 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$333,112	$9,754	$3,368	$—	$—	$—	$346,234
Gross margin	80.6%	2.4%	0.8%	—	—	—	83.8%
Operating expenses:
Sales and marketing	241,633	(26,380)	(651)	—	—	—	214,602
Research and development	141,608	(35,763)	—	—	—	—	105,845
General and administrative	44,291	(16,148)	—	(1,305)	—	—	26,838
Total operating expenses	427,532	(78,291)	(651)	(1,305)	—	—	347,285
Loss from operations	(94,420)	88,045	4,019	1,305	—	—	(1,051)
Net loss	$(115,061)	$88,045	$4,019	$1,305	$15,126	$432	$(6,134)
Weighted shares outstanding, basic and diluted	218,808						218,808
Net loss per share, basic and diluted	$(0.53)	$0.40	$0.02	$0.01	$0.07	$-	$(0.03)
_______________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$630,183	$19,956	$6,844	$—	$—	$—	$—	$—	$656,983
Gross margin	79.6%	2.5%	0.9%	—	—	—	—	—	83.0%
Operating expenses:
Sales and marketing	491,666	(55,512)	(1,302)	—	—	—	—	—	434,852
Research and development	285,874	(74,242)	—	—	—	—	—	—	211,632
General and administrative	84,319	(28,882)	—	(2,010)	—	—	—	—	53,427
Total operating expenses	861,859	(158,636)	(1,302)	(2,010)	—	—	—	—	699,911
Loss from operations	(231,676)	178,592	8,146	2,010	—	—	—	—	(42,928)
Net loss	$(534,913)	$178,592	$8,146	$2,010	$198,038	$29,882	$64,911	$693	$(52,641)
Weighted shares outstanding, basic and diluted	217,153								217,153
Net loss per share, basic and diluted	$(2.46)	$0.82	$0.04	$0.01	$0.91	$0.14	$0.30	$-	$(0.24)
_______________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Loss on debt extinguishment
(7)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$275,428	$7,423	$3,694	$—	$—	$—	$—	$286,545
Gross margin	79.5%	2.1%	1.1%	—	—	—	—	82.7%
Operating expenses:
Sales and marketing	261,071	(30,031)	(651)	—	—	—	—	230,389
Research and development	135,571	(36,058)	—	—	—	—	—	99,513
General and administrative	35,034	(10,942)	—	(467)	—	—	—	23,625
Total operating expenses	431,676	(77,031)	(651)	(467)	—	—	—	353,527
Loss from operations	(156,248)	84,454	4,345	467	—	—	—	(66,982)
Net loss	$(287,390)	$84,454	$4,345	$467	$101,640	$21,751	$609	$(74,124)
Weighted shares outstanding, basic and diluted	202,520							202,520
Net loss per share, basic and diluted	$(1.42)	$0.42	$0.02	$-	$0.50	$0.11	$-	$(0.37)
_______________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Change in fair value of derivative liability
(5)	Amortization of debt discount and issuance costs and non-cash interest expense
(6)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2021
	(in thousands, except share and per share data)
Gross profit	$520,223	$14,688	$7,388	$287	$—	$—	$—	$—	$542,586
Gross margin	78.9%	2.2%	1.1%	0.1%	—	—	—	—	82.3%
Operating expenses:
Sales and marketing	518,361	(62,258)	(1,302)	—	—	—	—	—	454,801
Research and development	271,375	(73,945)	—	(2,535)	—	—	—	—	194,895
General and administrative	68,808	(22,761)	—	—	(973)	—	—	—	45,074
Total operating expenses	858,544	(158,964)	(1,302)	(2,535)	(973)	—	—	—	694,770
Loss from operations	(338,321)	173,652	8,690	2,822	973	—	—	—	(152,184)
Net loss	$(552,438)	$173,652	$8,690	$2,822	$973	$166,380	$35,411	$1,002	$(163,508)
Weighted shares outstanding, basic and diluted	202,798								202,798
Net loss per share, basic and diluted	$(2.72)	$0.86	$0.04	$0.01	$-	$0.82	$0.18	$-	$(0.81)
_______________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2022	2021	2022
	(in thousands)
Net cash (used in) provided by operating activities	$(15,557)	$25,767	$(19,630)	$32,706
Purchases of property and equipment	(12,916)	(8,546)	(25,168)	(17,390)
Free cash flow	$(28,473)	$17,221	$(44,798)	$15,316

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com